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                                                                  EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-35368) of Minntech Corporation of our report dated September 15, 1995 appearing in the Annual Report of the Minntech Corporation Profit Sharing and Retirement Plan and Trust which is included in this Annual Report on Form 11-K for the year ended March 31, 1995.





Price Waterhouse LLP
Minneapolis, Minnesota
October 20, 1995



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